UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 17, 2010

Exide Technologies
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-11263	23-0552730
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13000 Deerfield Parkway, Building 200, Milton, Georgia		30004
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(678) 566-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 7, 2010, the Compensation Committee of the Board of Directors of Exide Technologies (the "Company") approved, and on December 17, 2010, the Company and Mitchell S. Bregman entered into, a Release, Settlement and Income Protection Agreement (the "Agreement"). Pursuant to the terms of the Agreement, Mr. Bregman will remain employed with the Company through March 31, 2011, after which he will receive seventy-eight weeks continuation of salary, welfare and health benefits, acceleration of unvested restricted stock, restricted stock units and stock options, $25,000 for reimbursement of outplacement services, and $16,400 for reimbursement of tax and financial planning services. Mr. Bregman will also be eligible to receive his earned fiscal 2011 Annual Incentive Plan ("AIP") award, including payment of one-half of his target fiscal 2011 AIP award on April 15, 2011, subject to a clawback should the actual earned fiscal 2011 AIP award be less than such payment. In return, Mr. Bregman has agreed to a period of seventy-eight (78) weeks in which he will be subject to non-compete and non-solicitation requirements and has agreed to provide a release of any claims against the Company.

Item 9.01 Financial Statements and Exhibits.

10.1 Release, Settlement and Income Protection Agreement between Exide Technologies and Mitchell S. Bregman

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Exide Technologies

December 20, 2010	By:	Phillip A. Damaska

Name: Phillip A. Damaska
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Release, Settlement and Income Protection Agreement between Exide Technologies and Mitchell S. Bregman